Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries, Inc. Announces First Quarter 2011 Results, Provides Financial and

Operational Update, Reaffirms Conference Call Details

HOUSTON, May 11 /PRNewswire-FirstCall/ — Flotek Industries, Inc. (NYSE: FTK - News) (“Flotek” or the “Company”) today announced results for the three months ending March 31, 2011.

As reported on Form 10-Q filed with the U.S. Securities and Exchange Commission, Flotek reported that revenue for the three months ended March 31, 2011 was $52.9 million, an increase of $24.5 million, or 86.5%, compared to $28.4 million for the same period in 2010. Revenue increased across all of the Company’s segments due to improved pricing, increased drilling activity, increased market share and recovery of industry demand for specialty oilfield products and technologies.

For the three months ended March 31, 2011, the Company reported net income attributable to common stockholders of $5.5 million, or $0.15 per common share, compared to a net loss of $12.1 million, or ($0.60) per common share for the same period in 2010. Included in the first quarter 2011 results was $7.6 million of non-cash income related to the change in the fair value of the warrant liability associated with the warrants issued in the August 2009 preferred stock offering. In the same quarter of 2010 the Company recorded non-cash expense related to the fair value of the warrant liability of $1.8 million.

“2011 began on a solid note for Flotek,” said John Chisholm, Chairman and President of Flotek. “While we still have plenty of work ahead as we continue the process of repositioning Flotek for durable growth and profitability, the commitment of the entire Flotek team to improve productivity, increase awareness of the benefits of using Flotek’s suite of oilfield technologies and a continued focus on improving our operating process and metrics yielded strong results in the first quarter.”

A complete review and discussion of the Company’s year-end financial position can be found in the Company’s quarterly report filed with the U.S. Securities and Exchange Commission this afternoon.

Financial Update

As of March 31, 2011 the Company’s cash balance was approximately $19 million compared to $6.5 million on March 31, 2010. The Company’s cash balances have improved as a result of the improved operating environment, a more diligent approach to expense management and from exercises of warrants issued in conjunction with the August 2009 preferred stock offering. As of May 9, 2011, Flotek’s cash balance was approximately $22 million.

As of March 31, 2011, the balance of the Company’s Senior Credit facility was approximately $31.9 million. As a result of provisions in the Senior Credit facility related to performance-based principal payments, the Company anticipates an additional payment of $2.6 million in the next 10 days. In addition, Flotek will make a scheduled $1.0 million principal payment on June 30, 2011. Should the Company receive an anticipated federal income tax refund in the coming months, an additional principal reduction in excess of $2.0 million is probable. With improvement in the Company’s financial condition, Flotek continues to discuss more traditional lending relationships and anticipates reaching such an agreement in the coming months. The Company is committed to minimizing interest expense and improving financial flexibility.

Flotek is also considering a number of options to address the Company’s convertible notes. The Company currently has a total of $111.0 million of convertible notes outstanding that can be put to the Company in February 2013. With continued improvement in the Company’s operations, balance sheet and cash flows, Flotek believes it has a number of options available to continue to opportunistically improve its balance sheet.

During the quarter, the Company received notice from the New York Stock Exchange (the “Exchange”) that it was no longer below the minimum continued listing standards with the Exchange. As such, Flotek has returned to a listed company in good standing at the Exchange.

“While our unwavering commitment to improving our operating processes, increasing market share and continuing to be a leader in innovative oilfield technologies is first and foremost on the minds of Flotek, we are most proud of our financial accomplishments since beginning this transition in late 2009,” added Chisholm. “Not only has the Flotek team made great strides in improving our balance sheet and cash position, the hard work yielded a very important result for the psyche of all Flotek stakeholders. Our return to ‘good standing’ at the venerable icon of global, free-market capitalism – the New York Stock Exchange – is something we can all be proud of.”

Operational Update

In general, business fundamentals continued to improve in the first quarter, a function of increased oilfield activity in North America as well as a continued focus on growing market share both domestically and abroad. The Company continues to see opportunities for future growth into 2011.

In the Company’s Chemicals segment, revenue for the three months ended March 31, 2011, totaled $26.9 million, an increase of $13.8 million, or 105.4%, as compared to $13.1 million for the same period in 2010. Increased oil-directed drilling activity driven by favorable expectations of liquid-rich natural gas prices, combined with the period-over-period increase in global oil prices, contributed to the increase. Strategic adaptation of Flotek’s proprietary chemistries to liquids rich basins enabled the Company to benefit from increased industry demand and growth, particularly within the Marcellus and Niobrara plays. In addition, Flotek’s logistics business showed incremental growth from construction related products. Income from operations was $8.5 million for three months ended March 31, 2011, an increase of $4.8 million or 129.2% compared to $3.7 million for the same period in 2010. Income from operations as a percentage of revenue increased 3.3% to 31.7% for the first quarter of 2011 from 28.4% for the same period in 2010.

The cost of raw materials placed slight pressure on gross margins in the Chemicals segment. Margins in the first quarter were 42.0% compared to 44.5% in the year-ago period and 42.7% in the fourth quarter of 2010. The increased cost of hydrocarbon-based products as well as other raw materials combined with product mix resulted in the margin pressure. The Company has begun to implement price adjustments, which are expected to be fully effective in June 2011, that should largely mitigate the sequential decline. In addition, the Company expects that the introduction of lower margin products will, over time, have the intended impact of increasing overall oilfield chemical market share which, in turn, should improve longer-term margins.

Drilling Product segment revenue for the three months ended March 31, 2011, was $22.6 million, an increase of $9.7 million, or 75.4% compared to $12.9 million for the three months ended March 31, 2010. Continued growth in overall drilling activity combined with Flotek’s ability to capture additional market share in key regions contributed to the growth. Market share growth in both sales and rentals in the Eagle Ford shale play was a highlight of the quarter. In addition, growth in motor sales and our proprietary Teledrift Measurement While Drilling (“MWD”) product offerings continued to lead the way. Finally, we have been successful in providing specialty stabilizers to a large customer in Mexico focused on deep drilling targets, one indication that our international efforts are continuing to progress. Finally, our Galleon mining tools division, while relatively small, continues to post solid results.

Income from operations totaled $4.7 million in the first quarter of 2011, an improvement of $7.9 million, or 247.1%, as compared to a $3.2 million loss in the same period of 2010. Segment gross margins in the first quarter were 39.5% compared to 11.6% in the first quarter of 2010 and 33.0% in the fourth quarter of 2010.

Artificial Lift segment revenue for the three months ended March 31, 2011, totaled $3.3 million, an increase of $1.0 million, or 42.2%, compared to $2.3 million for the three months ended March 31, 2010. The growth is primarily attributable to an increase in period over period product sales revenue of $0.9 million, or 41.4%, related to work-over activity derived from ongoing services with key customers. The majority of Artificial Lift revenue is associated with coal bed methane (“CBM”) drilling. Despite the unfavorable natural gas price trend, management’s on-going development and retention of key customer relationships as well as increased prices mitigated the negative impact of decreased natural gas prices and natural gas drilling activity. Income from operations improved $0.2 million or 67.1% to $0.4 million in the first quarter of 2011 from $0.2 million in the first quarter of 2010.

“The entire Flotek team should be proud of the results from their dedication, determination and effort in the first quarter of the year,” added Chisholm. “While one quarter does not make the year, results in the first quarter are always important in setting the tone for the remaining three periods. While the near-record revenues in March won’t always be the outcome, the success in this quarter makes our team more committed and focused on improving performance, accelerating growth and reaching the next level. With the opportunities – both domestically and internationally – on our plate, we believe there are a plethora of opportunities to continue to grow our business in the coming year. Our job is to convert those opportunities into profits for our stakeholders.”

International Opportunities

While Flotek’s business continues to be weighted to North American drilling markets, we continue to make significant progress in key international arenas. Beginning in 2010, the Company refocused its international marketing efforts, looking for partners that could provide Flotek opportunities to reach new markets previously unavailable to the Company. Those efforts have yielded results. Since the beginning of 2010, the Company completed initial jobs in Turkey, Poland and the Paris Basin, areas where the Company believes future growth is likely.

In addition, Flotek continues to look for partners that can help the Company expand its reach into parts of the world that might otherwise be cost-prohibitive in which to do business. In February, the Company announced it had entered into a relationship with Basin Supply Corporation to jointly market Flotek chemicals and its Teledrift products into countries in the Middle East, North Africa, Latin America and the Former Soviet Union. In the first month, Basin has opened doors in Russia and Columbia that are expected to result in meaningful business opportunities for

Flotek products. In partnership with Basin, our chemical group is in the process of responding to a number of international tenders for oilfield chemicals, an indication that key international prospects are beginning to recognize Flotek as a participant in international oilfield chemical markets.

In addition, Teledrift continues to work in Saudi Arabia for Saudi Aramco and is optimistic about continued growth into the second and third quarters. While the relationship with Saudi Aramco is in its early stages, the Company is encouraged by continued interest from Saudi Aramco.

“It is important to remember that the international marketplace is much more complex than North America,” said Chisholm. “As a result, and as we have said consistently in the past year, international revenues are likely to be somewhat lumpy, especially at first, and the timing can be a bit unpredictable. Navigating the complexities and understanding how to bridge the cultural gaps is precisely why we will look to partners like Basin to help Flotek grow globally in the coming years.”

April 2011 Snapshot

As noted in the past, late first and early second quarter results are, at times, unpredictable, a result of weather and other exogenous factors. March, as noted above, proved to be one of the best revenue months in Flotek’s history.

That said, Canadian and Rockies activity moderated in April as the “spring break-up” had an impact on the ability to operate. As a result, seasonal moderation occurred slightly later than normal. Both exploration and production as well as large integrated oilfield service companies have recently noted the impact of both Canadian and Rockies weather on their business near the end of the March and into April.

“Flotek’s first quarter results were strong and we continue to see positive momentum in the future,” added Chisholm. “While our April revenues are below March levels, the moderation was not unexpected with Canadian spring break-up and bad weather in the Rockies resulting in the annual April ‘thaw’ in revenues. However, early signs suggest we are beginning to regain momentum in those regions and continue to be on track to meet or exceed our 2011 objectives.”

The Company is seeing a return to “pre-breakup” levels in Canada, including indications of significant chemical orders in the coming months that indicate the April revenue moderation was largely related to weather.

“With our improved field intelligence and inventory tracking methods, we have a much better understanding of the dynamics of our business and the variables that impact our sales and revenues on a real-time basis,” said Chisholm. “While we are keeping a careful watch on temperatures, precipitation and other climate variables, it appears that the weather impacts of April are in the rear-view mirror and May and June will provide plenty of opportunities to achieve our growth objectives for the balance of the year. It is a testament to our finance and operations teams and the ability to quickly react to data - data that wasn’t even available to us just two years ago – that we are able to understand and reposition ourselves to mitigate the impact of exogenous events and maximize opportunities.”

Conference Call Details

Flotek will host a conference call on Thursday, May 12, 2011 at 7:30 a.m. Central Daylight Time to discuss its operating results for the three months ended March 31, 2011.

To participate in the call, participants should dial 1-800-694-4033 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.